UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, UT 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 8.01 Other Events.

On September 21, 2023 and September 26, 2023, IIP-CA 2 LP (“Landlord”), an indirect, wholly owned subsidiary of Innovative Industrial Properties, Inc. (the “Company”), regained possession of the remaining four properties that Landlord owns in California that were occupied by Kings Garden Inc. (“Kings Garden”), pursuant to the Company’s acceptance of an offer of judgment extended by Kings Garden under California Code of Civil Procedure Section 998. These properties collectively represent approximately 2.5% of the Company’s total assets as reported in the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2023. Kings Garden paid the stipulated rent during its period of occupancy through September 20, 2023, including approximately $1.7 million in stipulated rent during the three months ending September 30, 2023.

The Company is in active discussions with other parties regarding the potential re-leasing of the properties.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2023	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer